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                         [ARTER & HADDEN LLP LETTERHEAD]


                                December 19, 2000


Isonics Corporation
5606 McIntyre Street
Golden, Colorado 80403


     Re:  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have acted as special California counsel to Isonics Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of 780,000 shares of the Company's common stock (the "Securities") pursuant to employee benefit plans to be described in the documents which will constitute the prospectus required by Section 10(a) of the Act ("Prospectus").

     In so acting, we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates, and other instruments, and such factual information otherwise supplied to us by the Company as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     On the basis of and subject to the foregoing, we are of the opinion that the Securities, when sold pursuant to the Registration Statement and Prospectus, will, under the laws of the State of California, upon sale thereof in accordance with the terms set forth in the Registration Statement and the Prospectus, be duly and validly issued, fully paid, and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" if such is included in the Prospectus. Norton o Lidstone, P.C., of Englewood, Colorado, is authorized to rely on this opinion for purposes of issuing its legal opinions with regard to the Securities.


                                       Very truly yours,

                                       /s/ Arter & Hadden LLP

                                       ARTER & HADDEN LLP